UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2010

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 26, 2010, Windstream Corporation (“Windstream”, “we” or the “Company”) posted to its corporate website at www.windstream.com certain unaudited results of operations for each of the quarters ended March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009. These unaudited results of operations are presented on a pro forma basis to include the consolidated operating results of the Company with Iowa Telecommunication Services, Inc. (“Iowa Telecom”), which was acquired June 1, 2010. In addition, information on revenues derived from consumer, business and wholesale customers has been included along with certain key operating metrics relative to each. These pro forma results of operations represent a “non-GAAP financial measure”, which is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Windstream Corporation has completed the following transactions that may cause results reported under GAAP to be not necessarily indicative of future results:

Acquisitions

•	On June 1, 2010, Windstream completed the acquisition of Iowa Telecom.

•	On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”)

•	On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”).

•	On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”).

Dispositions

•	On August 21, 2009, Windstream completed the sale of its out of territory product distribution operations to Walker and Associates of North Carolina, Inc.

The unaudited consolidated results presented on a pro forma basis either include or exclude the following items when compared to measures prepared in accordance with GAAP:

Includes:

•	Preacquisition results of operations of acquired businesses.

Excludes:

•	Merger and integration costs associated with the transactions discussed above,

•	Results from disposed operations, and

•	A non-cash impairment charge totaling $6.5 million on acquired assets held for sale.

Windstream’s purpose for including the preacquisition results of acquired businesses and for excluding non-recurring items and the results of the disposed operations is to provide investors with information which reflects the true earnings capacity of the Company’s current businesses.

The Company uses pro forma results as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

The Company’s presentation of pro forma results of operations, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. The Company will also at times make reference to pro forma OIBDA, which is also a non-GAAP measure. Pro forma OIBDA adjusts OIBDA for the items that are either included or excluded from pro forma results. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.

In addition, from time to time, the Company’s communications will also include the following non-GAAP measure:

•

Pro forma adjusted OIBDA, defined as pro forma OIBDA adjusted to exclude the impacts of pension expense, restructuring charges and stock based compensation. Pro forma adjusted OIBDA is included to provide investors with useful information about the Company’s operating performance before the impacts of restructuring and certain non-cash items in order to enhance the comparability of our operating results for the periods presented.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

A copy of pro forma unaudited results of operations is furnished as Exhibit 99(a) to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Exhibit Number	Description

Exhibit 99(a)	Windstream Unaudited Consolidated Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	Chief Financial Officer
(Principal Financial Officer)

July 26, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Unaudited Consolidated Results

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